Exhibit 5.1

September 24, 2018

Select Interior Concepts, Inc.

4900 East Hunter Avenue

Anaheim, California 92807

RE:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Select Interior Concepts, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the registration under the Securities Act of offers and sales or reoffers and resales of up to 2,205,095 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (“Common Stock”) issuable or issued pursuant to the Select Interior Concepts, Inc. 2017 Incentive Compensation Plan (the “2017 Plan”). The Registration Statement contains a reoffer prospectus (the “Reoffer Prospectus”) pursuant to which certain selling stockholders of the Company may reoffer and resell shares of Common Stock previously granted to them under the 2017 Plan. We have been requested by the Company to render this opinion letter with respect to the legality of the Shares being registered under the Registration Statement.

In rendering the opinion expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of (i) the Registration Statement and the exhibits thereto, (ii) the Reoffer Prospectus, (iii) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Registration Statement, (iv) the Amended and Restated Bylaws of the Company, filed as Exhibit 4.2 to the Registration Statement, and (v) such corporate records, agreements, documents and instruments of the Company, certificates of public officials, certificates of officers of the Company, resolutions of the Company’s board of directors (the “Board of Directors”) and committees thereof, and such other records, agreements, documents, certificates and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion expressed below. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2017 Plan that would expand, modify or otherwise affect the terms of the 2017 Plan or the respective rights or obligations of the participants thereunder.

Select Interior Concepts, Inc.

September 24, 2018

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement has been filed with the Commission and has become effective under the Securities Act, (ii) the Board of Directors or its authorized committee or delegee has taken all necessary corporate action to authorize and approve the issuances of the Shares, (iii) the Shares have been issued in accordance with the terms set forth in the 2017 Plan and pursuant to the agreements that accompany the 2017 Plan under which the right to acquire the Shares is granted, and (iv) the payment or other delivery of consideration for the Shares required pursuant to the terms of the 2017 Plan has occurred, then upon issuance and delivery of the Shares pursuant to the terms of the 2017 Plan and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited solely to the General Corporation Law of the State of Delaware, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Reoffer Prospectus. We further consent to the incorporation by reference of this opinion letter and consent into any post-effective amendment to the Registration Statement filed pursuant to the Securities Act. In giving such consents, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is to be used only in connection with the offer and sale of the Shares under the 2017 Plan while the Registration Statement is effective.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP